Exhibit 16.1

December 11, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Hillenbrand, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K of Hillenbrand, Inc. dated December 5, 2019. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
Cincinnati, Ohio

Attachment

PricewaterhouseCoopers LLP, 201 East Fifth Street, Portion of Suite 2300 & Suite 2400, Cincinnati, Ohio 45202
T: (513) 723 4700; F: (513) 723 4777, www.pwc.com/us